   As filed with the Securities and Exchange Commission on _____________, 1998

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                                 OMNICARE, INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                                    --------
         (State or other jurisdiction of incorporation or organization)

                    50 East RiverCenter Blvd. -- Suite 1530
                           Covington, Kentucky                41011
             -------------------------------------------------------
              (Address of Principal Executive Offices)    (Zip Code)

                                   31-1001351
                       ----------------------------------
                      (I.R.S. Employer Identification No.)


     Employment Agreements, dated December 29, 1997, between Omnicare, Inc.
         and Dale B. Evans, Ph.D., Alice G. Stasky, Thomas J. Massey and
              Ronald E. Weishaar, including the associated Warrants

                                Cheryl D. Hodges
                         c/o Omnicare Management Company
                               2800 Chemed Center
                              255 East Fifth Street
                           Cincinnati, Ohio 45202-4728
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (513) 762-6666 copy to:

                                Morton A. Pierce
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019
                                 (212) 259-8000

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
Title of securities         Amount to be            Proposed maximum                  Proposed maximum                 Amount of
 to be registered           registered        offering price per share(1)         aggregate offering price(1)      registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock par
value $1.00 per share      280,000 shares               $29.275                          $8,197,000                    $2,418.12
------------------------------------------------------------------------------------------------------------------------------------

           (1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the exercise price of the Warrants.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

         (a) The Annual Report of Omnicare, Inc. (the "Company") on Form 10-K for the year ended December 31, 1996;

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996; and

         (c) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A/A-1 (File No. 1-8269) filed with the Commission on April 17, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereunder has been sold or which deregisters all Common Stock then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Restated Certificate of Incorporation and Bylaws of the Company, and separate Indemnification Agreements, provide for the indemnification of each director and officer of the Company in connection with any claim, action, suit or legal proceeding brought or threatened by reason of his or her position with the Company. In addition, the General Corporation Law of the State of Delaware ("Delaware Law") permits the Company to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law.

         The Company's directors and officers are, in addition, insured against loss arising from any claim against them or a wrongful act or omission with certain exceptions and limitations.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits on Page 6.

ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 6th day of February, 1998.

                                 OMNICARE, INC.



                                 By /s/ Joel F. Gemunder
                                   ------------------------------------
                                   Joel F. Gemunder
                                   President

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each of the person whose signature appears below hereby constitutes and appoints Edward L. Hutton, Joel F. Gemunder and Cheryl D. Hodges his or her true and lawful attorneys-in-fact and agents, with full power of substitution, and each with power to act alone, to sign and execute on behalf of the undersigned any and all amendments or supplements to this Registration Statement, and to perform any acts necessary to be done in order to file any and all such amendments and supplements with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                     TITLE                                               DATE

  /s/ Edward L. Hutton              Chairman and Director                              February 6, 1998
-------------------------------     (Principal Executive Director)
Edward L. Hutton

  /s/ Joel F. Gemunder              President and Director                             February 6, 1998
-------------------------------     (Principal Executive Officer)
Joel F. Gemunder


  /s/ David W. Froesel, Jr.         Senior Vice President and Chief                    February 6, 1998
-------------------------------     Financial Officer,
David W. Froesel, Jr.               (Principal Financial Officer and Principal
                                    Accounting Officer)


  /s/ Ronald K. Baur                                                                  February 6, 1998
-------------------------------                Director
Ronald K. Baur


  /s/ Kenneth W. Chesterman                                                           February 6, 1998
-------------------------------                Director
Kenneth W. Chesterman


  /s/ Charles H. Erhart, Jr.                                                          February 6, 1998
-------------------------------                Director
Charles H. Erhart, Jr.


  /s/ Mary Lou Fox                                                                    February 6, 1998
-------------------------------                Director
Mary Lou Fox


  /s/ Cheryl Hodges                                                                   February 6, 1998
-------------------------------                Director
Cheryl Hodges


  /s/ Thomas C. Hutton                                                                February 6, 1998
-------------------------------                Director
Thomas C. Hutton


  /s/ Patrick E. Keefe                                                                February 6, 1998
-------------------------------                Director
Patrick E. Keefe


   /s/ Sandra E. Laney                                                                February 6, 1998
-------------------------------                Director
Sandra E. Laney


  /s/ Andrea R. Lindell                                                               February 6, 1998
-------------------------------                Director
Andrea R. Lindell


  /s/ Sheldon Margen, M.D.                                                            February 6, 1998
-------------------------------                Director
Sheldon Margen, M.D.


  /s/ Kevin J. McNamara                                                               February 6, 1998
-------------------------------           Director
Kevin J. McNamara


  /s/ John M. Mount                                                                   February 6, 1998
-------------------------------           Director
John M. Mount


  /s/ D. Walter Robbins, Jr.                                                          February 6, 1998
-------------------------------           Director
D. Walter Robbins, Jr.


                                INDEX TO EXHIBITS

NUMBER

5          Opinion of Dewey Ballantine LLP.

10.1 Employment Agreement, dated as of December 29, 1997, between Omnicare and Dale B. Evans, Ph.D, including the associated Warrant.

10.2 Employment Agreement, dated as of December 29, 1997, between Omnicare and Alice G. Stasky, including the associated Warrant.

10.3 Employment Agreement, dated as of December 29, 1997, between Omnicare and Thomas J. Massey, including the associated Warrant.

10.4 Employment Agreement, dated as of December 29, 1997, between Omnicare and Ronald E. Weishaar, including the associated Warrant.

23.1       Consent of Dewey Ballantine LLP (contained in opinion filed as
           Exhibit 5).

23.2       Consent of Price Waterhouse LLP.

23.3       Consent of Ernst & Young LLP.

24         Power of Attorney (included on signature page).